UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CRYSTAL RIVER CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	20-2230150

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Three World Financial Center	10281

200 Vesey Street, 10th Floor	(Zip Code)
New York, New York

(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The New York Stock Exchange*
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-130256
     Securities to be registered pursuant to Section 12(g) of the Act: None
* Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.001 per share (the “Common Stock”), of Crystal River Capital, Inc. (the “Registrant”) is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-11 (File No. 333-130256), as amended (the “Registration Statement”), relating to the Common Stock, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The description of the Common Stock contained in the Registration Statement under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A. In addition, incorporated by reference herein is information relating to the Common Stock under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.
Item 2. Exhibits.
1.1	Form of Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to the Registration Statement).
2.1	Articles of Amendment and Restatement of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement).
2.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ Daniel S. Kim

Name: Daniel S. Kim
Title: Assistant Secretary
Date: July 25, 2006